Exhibit 10.11
[Form of] Amendment to Stock Options
Granted Under RXi Pharmaceuticals Corporation 2007 Incentive Plan
     This Amendment to Stock Options, dated as of April __, 2011, is made between RXi Pharmaceuticals Corporation, a Delaware corporation (the “Company”) and the undersigned (the “Holder”).
     WHEREAS, the Holder is the holder of options issued pursuant to the Company’s 2007 Incentive Plan (the “Plan”) to purchase shares of the Company’s common stock, $0.0001 par value (the “Common Stock”); and
     WHEREAS, the Holder and the Company have agreed to amend all options issued under the Plan to purchase shares of Common Stock held by the Holder as of the date hereof (the “Options”) in the manner set forth herein;
     NOW THEREFORE, for good and valuable consideration, the Company and the Holder hereby agree as follows:
     Notwithstanding anything to the contrary set forth in any applicable option agreement, award or certificate relating to the Options, no Option shall be exercisable unless and until the Company’s Certificate of Incorporation has been amended to increase the number of authorized shares of Common Stock to a number that is sufficient to permit the exercise or conversion in full of all then outstanding options (including the Options), warrants and other securities of the Company that are convertible into shares of Common Stock, and each Option shall thereafter be exercisable in accordance with the terms of each such Option.
     Except as modified hereby, each Option shall continue in accordance with its terms.
     This Amendment to Stock Options may be executed in counterparts, which together shall constitute a single instrument.
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     This Amendment to Stock Options is executed as of the date first written above.

RXi Pharmaceuticals Corporation:
By:
Mark Ahn, Chief Executive Officer

Holder:

Name: